Variable Products Allocation Change / Remittance Request

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Appleton, WI 54919-6688
Please make check payable to:
Aid Association for Lutherans
4321 N. Ballard Road

Note: Only the AAL Series Funds (AAL) are available for Variable Universal Life product.
In CA and NY only the AAL series Funds (AAL) are available for Variable Deferred Annuity product.

Use this notice to make changes to your premium allocation and/or remit a payment on any of your Variable Products.
Payments may be made at any time. Be sure to indicate your contract number and full name. If this is a pension plan, indicate the tax year for which the payment is intended.

Name of annuitant / insured (print title, first, middle, last, and suffix name, as applicable)

Contract number

Premium amount remitted (if applicable) (dollar amount)

Loan amount remitted (if applicable, VUL only) (dollar amount)

Indicate from which company the funds are coming (if applicable)

IRA Contracts / Pension Plans: Tax Year (IRA or pension plan contributions): (year)
Payment will be credited to current tax year unless otherwise indicated.

Is this a rollover?
Yes (checkbox)
No (checkbox)

Premium Allocation Instructions:
Change for this premium only (checkbox)
Permanent change (checkbox)

If no box is selected the allocation change would apply to this payment and all future payments.
This payment will be applied based on the most recent premium allocation instructions on record at AAL, unless a change is indicated in the chart below. Premium allocation percentages must be in whole numbers and total 100%.
Amounts may only be used for VA when premium is being remitted. All other requests must use percentages.
(table consists of 30 rows of 2 columns: Subaccount Name and Amount Or Percent (% Total Must Equal 100%))

Changing the allocation will not affect funds currently held in the Fixed Account or subaccounts.

Signature of owner / controller / assignee *
Date signed (mo/day/yr)
Title (if applicable)

Signature of owner / controller / assignee *
Date signed (mo/day/yr)
Title (if applicable)

* Absolutely Assigned Contracts - Absolute assignee; or, for a corporation, church, or partnership, two officers' signatures and titles. Collaterally Assigned Contracts - Owner and collateral assignee; one officer's signature and title for a corporation, church, or partnership.

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Telephone Transaction Authorization

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Member ID

Variable Deferred Annuity (checkbox)
Variable Immediate Annuity (checkbox)
Variable Universal Life (checkbox)

Name of annuitant / insured (print title, first, middle, last, and suffix name, as applicable)

Contract number

I elect Telephone Transaction Authorization. (checkbox)

I revoke my previous Telephone Transaction Authorization. (checkbox)

By electing Telephone Transaction Authorization I agree and understand that AAL is authorized to accept and act upon telephone instructions from me as set forth in the appropriate prospectus. Telephone transactions are not available in New York.

Signature of owner / controller / assignee *
Date signed (mo/day/yr)
Title (if applicable)

Signature of owner / controller / assignee *
Date signed (mo/day/yr)
Title (if applicable)

* Absolutely Assigned Contracts - Absolute assignee; or, for a corporation, church, or partnership, two officers' signatures and titles. Collaterally Assigned Contracts - Owner and collateral assignee; one officer's signature and title for a corporation, church, or partnership.

Subaccount Transfer Selection

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Member ID

Note: Only the AAL Series Funds (AAL) are available for the Variable Universal Life product.
Name of annuitant / insured (print title, first, middle, last, and suffix name, as applicable)

Contract number

Transfer the following percentages or amounts from my existing subaccounts to the subaccounts indicated below.
(table consists of 26 rows of 4 columns: Transfer From, Amount or Percent, Transfer To, Amount Or Percent
(% Total Must Equal 100%))

Note: For VA and VUL, the minimum transfer is $500. If subaccount value is less than $500, transfer the entire amount.
For SPIVA, transfer from Fixed Account is not available.

Signature of owner / controller / assignee *
Date signed (mo/day/yr)
Title (if applicable)

Signature of owner / controller / assignee *
Date signed (mo/day/yr)
Title (if applicable)

* Absolutely Assigned Contracts - Absolute assignee; or, for a corporation, church, or partnership, two officers' signatures and titles. Collaterally Assigned Contracts - Owner and collateral assignee; one officer's signature and title for a corporation, church, or partnership.

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Asset Rebalancing - Variable Deferred Annuity

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Member ID

Name of annuitant / insured (print title, first, middle, last, and suffix name, as applicable)

Contract number

Establish (checkbox)
Change (checkbox)

Start date (mo/day/yr) - (date)   Choose days 1 - 28.
Stop date (mo/day/yr) - (date)   Choose days 1 - 28. (Optional)

Transfer frequency:
Semi-Annual (checkbox)
Annual (checkbox)

Stop immediately (checkbox)
Stop after next rebalance (checkbox)

One time effective date (mo/day/yr) - (checkbox and description)

Please indicate, by percentage, how you would like your Asset Rebalance request processed.
(table consists of 42 rows of 2 columns: Subaccount name and Percent (% Total Must Equal 100%))

Signature of owner / controller / assignee *
Date signed (mo/day/yr)
Title (if applicable)

Signature of owner / controller / assignee *
Date signed (mo/day/yr)
Title (if applicable)

* Absolutely Assigned Contracts - Absolute assignee; or, for a corporation, church, or partnership, two officers' signatures and titles. Collaterally Assigned Contracts - Owner and collateral assignee; one officer's signature and title for a corporation, church, or partnership.

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Dollar Cost Averaging - Variable Deferred Annuity

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Member ID

Name of annuitant / insured (print title, first, middle, last, and suffix name, as applicable)

Contract number

Establish (checkbox)
Change (checkbox)
Stop (checkbox)

Please transfer $ (dollar amount) ($50 minimum per subaccount) from my Money Market Subaccount to the subaccount(s)

indicated below beginning (mo/day/yr) - (date) Choose days 1 - 28.

Monthly (checkbox)
Quarterly (checkbox)
Semi-Annual (checkbox)
Annual (checkbox)

Dollar Cost Averaging will occur as indicated below.
(table consists of 44 rows of 2 columns: Subaccount Name and Amount)

Signature of owner / controller / assignee *
Date signed (mo/day/yr)
Title (if applicable)

Signature of owner / controller / assignee *
Date signed (mo/day/yr)
Title (if applicable)

* Absolutely Assigned Contracts - Absolute assignee; or, for a corporation, church, or partnership, two officers' signatures and titles. Collaterally Assigned Contracts - Owner and collateral assignee; one officer's signature and title for a corporation, church, or partnership.

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